Exhibit 10.9

LEASE

THIS LEASE, is made this 1st day of October, 2004, by and between 2595 TAMPA ROAD, L.L.C., a Florida limited liability company, hereinafter referred to as “Lessor”, and Drug Depot, Inc., a Florida professional association, hereinafter referred to as “Lessee”.

WITNESSETH:

FOR AND IN CONSIDERATION of the full and faithful compliance by the parties hereto with each and all of the terms, covenants and conditions herein contained, Lessor does hereby lease, let and demise unto Lessee that certain space located at 2595 Tampa Road, (hereinafter referred to as the “Demised premises”).

ARTICLE 1—TERM

1.1	The term of this Lease shall be for a period of 2 years commencing November 1, 2004 and terminating at midnight on October 31, 2006. Drug Depot, Inc. will be granted 3 consecutive 1 year lease options upon expiration of current 2 year lease.

ARTICLE 2—USE AND OCCUPANCY

2.1	Lessee covenants that the Demised Premises shall, during the term of this Lease, be used only for pharmacy and for such other related purposes as may be incidental thereto. The Demised Premises shall be used for no other purpose without the prior written consent of Lessor, which may be withheld in Lessor’s absolute discretion.

2.2	Lessee agrees not to use or suffer or permit any person to use, in any manner whatsoever, the Demised Premises for any purpose calculated to injure the reputation of the premises or to impair the value of the Demised Premises, nor for any purpose or use in violation of any federal, state, county or municipal law or ordinances. Lessee will neither commit nor permit waste upon the Demised Premises.

2.3	Lessee will permit nothing to be done upon the Demised Premises in any way tending to create a nuisance or to disturb any other tenant in the building or to injure the reputation of the building or to annoy occupants of neighboring property.

ARTICLE 3—RENTAL CONSIDERATION

3.1	Lessee agrees to pay to Lessor, at its office or at such other place as Lessor may from time to time designate, as “Base Rent” for the Demised Premises during the term of this Lease, without any deduction or set off, the sum of $2,400 per month, plus applicable sales tax, provided that said rent shall increase by 3% each one (1) year anniversary date of this Lease, and either party hereto may give the other party one (1) year advance notice of intention to renegotiate the rental amount being paid under this lease, and if the parties cannot agree upon a new rental amount within such one (1) year period, then the parties shall engage in binding arbitration whereby the American Arbitration Association arbitrator shall determine an appropriate rent based upon the remaining term of the Lease and fair market value proposals made by each party before such arbitration, it being the intention of the parties that the rent shall reflect the fair market value amounts as may apply in the future based upon changing circumstances.

3.2.	If Lessee defaults in the payment of any installment of rent hereunder, such installment shall bear interest at the rate of eighteen percent (18%) per annum from the day it is due until actually paid. In like manner, all other obligations, benefits, and moneys which may become due to Lessor from Lessee under the terms hereof, or which are paid by Lessor because of Lessee’s default hereunder, shall bear interest at the rate of eighteen percent (18%) per annum from the due date until paid, or, in the case of sums paid by Lessor, because of Lessee’s default hereunder, from the date such payments are made by Lessor until the date Lessor is reimbursed by Lessee therefore, and with attorneys’ fees and costs of collection.

ARTICLE 4—DESTRUCTION OF PREMISES

4.1	If the Demised Premises shall be damaged or destroyed by any cause within the provisions of the insurance policies covering said premises during the term of this Lease, and the same may reasonably be repaired within one hundred twenty (120) days of the date of such occurrence, this Lease shall remain in full force and effect , and Lessor shall promptly repair such damage at its expense.

4.2	Should the Demised Premises or any part thereof be made untenantable as the result of such fire, damage or destruction, the rental payable by Lessee shall abate as of the date of such fire or casualty in proportion to the loss of use by Lessee of the Demised Premises. “Untenantable” shall be defined to mean Lessee shall be unable to maintain its premises and its occupancy for the safety and well-being of Lessee, its employees and business invitees, and Lessee shall be unable to conduct its business therefrom.

4.3	If the Demised Premises and improvements are damaged to such extent that they cannot be repaired within one hundred twenty (120) days of such occurrence, this Lease may be canceled at the option of Lessor or Lessee upon written notice given to the other party within thirty (30) days from the date of such occurrence, and all rents shall be prorated to the date of such fire or casualty.

ARTICLE 5—MAINTENANCE, REPAIRS, AND TAXES

5.1	Lessee will maintain in good condition all landscaping, curbing, sidewalks, parking areas, driveways and all exterior areas relating to the property. Lessee shall maintain in good order and condition the interior of the Demised Premises including, without limitation, doors and windows, electrical, heating, ventilating, air conditioning and lighting and plumbing systems, and replace and repair parts and material as required. Lessee shall, at its own expense, keep the Demised Premises in good repair, order and clean, and remove all refuse and garbage therefrom.

Garbage and refuse shall be stored at such locations and in such containers as are approved by Lessor. Lessee shall be responsible for all condominium fees and assessments imposed and assessed during the term of this Lease.

5.2	Lessor may enter the Demised Premises at all reasonable times for the purpose of making such repair or alterations therein as it deems necessary for the safety, preservation, or improvement of the Demised Premises and for the purpose of inspecting the same

5.3	Lessee will make no alterations in or additions to the Demised Premises without first obtaining Lessor’s written consent and Lessee shall submit to Lessor, upon Lessor’s written request, paid bills or final lien waivers for any alterations or repairs made by Lessee. All permanent erections, additions, fixtures and improvements (except the movable furniture, fixtures, and equipment of Lessee) made in or upon the Demised Premises either by Lessor or Lessee shall be Lessor’s property and shall remain upon the Demised Premises at the termination of this Lease by lapse of time or otherwise. In any event, all installations, alterations, or work done by Lessee or its agents shall at all times comply with:

(a) Laws, rules, orders and regulations of all governmental and municipal bodies, authorities and departments or agencies having jurisdiction thereof and such rules and regulations as Lessor shall promulgate.

(b) Plans and specifications prepared by and at the expense of Lessee shall be submitted to Lessor for its prior written approval; no installations, alterations or any other work shall be undertaken, started or begun by Lessee, its agents or employees, until Lessor has approved such plans and specifications; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Lessor.

(c) Lessee agrees to pay Lessor’s costs and expenses of reviewing any plans and specifications submitted for Lessor’s review.

5.4	Lessor does not expressly agree to any particular improvement made, or contracted for, or by Lessee during the term or any extended term of this Lease Agreement. The interest of Lessor shall not be subject to liens for improvements made, or contracted for, by Lessor. Lessee shall notify the contractor making any such improvement that Lessor’s liability for the improvement is expressly prohibited by the Lease. If any mechanics’ lien or liens shall be filed against the Demised Premises for work done or materials furnished to Lessee, Lessee shall within thirty (30) days after it has actual notice of such lien, at its own expense, cause such lien or liens to be discharged by payment of such claims or by filing of bond pursuant to statute. Should Lessee fail to pay such lien or post bond therefor, Lessor may, but it shall not be required to do so, discharge such mechanics’ lien or liens by payment thereof, and the amount paid by Lessor together with Lessor’s costs and expenses shall be due and payable from Lessee immediately no demand.

5.5	It shall be the responsibility of Lessee to pay all real property taxes, charges, and assessments or other governmental charges levied or imposed on the Demised Premises and all licenses, taxes, tangible personal property tax, sales taxes and assessments of every kind and character imposed by any governmental body on, against, or in connection with the operation of the business conducted on the Demised Premises or on any installment of Base Rest or item of additional rent or other charge payable by Lessee under this Lease.

5.6	Notwithstanding any provision herein to the contrary, the following shall apply with respect to compliance with the American With Disabilities Act:

(a) Lessee shall be responsible for compliance with the Americans with Disabilities Act (“ADA”), which prohibits discrimination on the basis of disability by public accommodations and requires places of public accommodation and commercial facilities to be designed, constructed, and altered in compliance with the accessibility standards established by such Act.

(b) Lessee agrees to indemnify and save (Landlord/Tenant) harmless from and against any and all claims for damages, including attorneys’ fees, injunctive relief, or injuries, as a result of its failure to comply with the ADA.

(c) Lessee will make no alterations in or additions to the Leased Premises without first obtaining the Landlord’s written consent, which consent may be withheld in Landlord’s discretion. Any requested alterations or additions must be approved in writing by a certified ADA compliance surveyor who is approved by Landlord at Tenant’s expense. All permanent erections, additions, fixtures and improvements (except the movable furniture, fixtures, and equipment of the Tenant) made in or upon the Leased Premises either by the Landlord or Tenant shall be the Landlord’s property and shall remain upon the Leased Premises at the termination of this Lease by lapse of time or otherwise, and Tenant shall be responsible after the term of the Lease for any liabilities or obligations resulting from noncompliance with ADA with respect to improvements made by Tenant.

(d) Lessee shall be responsible for any necessary compliance with the barrier removal standard under the ADA as to the interior leased space and agrees to indemnify and save Landlord harmless from and against any and all claims for damages, including attorneys’ fees, injunctive relief, or injuries arising from its failure to comply with the ADA.

ARTICLE 6—UTILITIES

6.1	Lessee shall be solely responsible for procuring directly from the providers and shall promptly pay to such providers all charges for telephone, gas, heat, electricity, water, sewage, removal of garbage, and any other utility used upon or furnished to the

Demised Premises immediately on becoming due and shall hold Lessor harmless from any liability therefor.

ARTICLE 7—INSURANCE

7.1	Lessee agrees to and shall, before taking occupancy of the property, secure from a good and responsible company or companies doing insurance business in the State of Florida, and maintain during the entire term of this Lease, the following insurance coverage any other insurances reasonably requested by Lessor:

(a) Lessee shall provide and maintain during the term of this Lease for the benefit of Lessor and Lessee, a public liability and property damage insurance with respect to the Demised Premises and the use and/or business operated by Lessee in the Demised Premises for the protection of itself and Lessor, with reasonable limits as requested by the Lessor.

(b) Fire and extended coverage insurance on Lessee’s fixtures, goods, wares, and merchandise in or on the Demised Premises, with coverage in an amount equal to the estimated value of such assets; and

(c) Plate glass and other glass breakage and replacement insurance.

7.3	Lessee agrees that Lessor shall be named as an additional insured on the aforementioned policies of insurance.

7.4	The original policies may be retained by Lessee, but Lessor shall have the right to inspect any and all such policies, and Lessee, on demand, agrees to furnish Lessor proof of payment of the premium or premiums on any such polices.

7.5	Proof must also be given by Lessee to Lessor that each of the policies provided for in this Article expressly provides that the policy shall not be canceled or altered without ten (10) days’ prior written notice to Lessor.

7.6	If Lessee at any time during the term hereof should fail to secure or maintain the foregoing insurance, Lessor shall be permitted to obtain such insurance in Lessee’s name or as the agent of Lessee and shall be compensated by Lessee for the cost of the insurance premiums. Lessee shall pay Lessor interest on paid insurance premiums at the rate of eighteen percent (18%) per annum computed from the date written notice is received that the premiums have been paid.

7.7	Proceeds from any such policy or polices shall be payable to Lessor, who shall use such proceeds to make repairs as provided below.

ARTICLE 8—SIGNS

8.1	Lessee may install, at its own cost, a sign listing its name on the exterior walls of the Demised Premises near Lessee’s entrance to the Demised Premises, and Lessee shall maintain said sign in good state of repair, save Lessor harmless from any loss, cost or damage as a result of the installation, maintenance or removal of the same, and shall repair any damage which may have been caused by such erection, maintenance or removal. No such sign shall be installed by Lessee without Lessor’s prior written approval. Lessor may designate material, size, typeface and color. It is the intention of this section, as related to signs, to effectively originate and maintain over-all sign control and design for the protection of Lessor. Lessee shall be responsible for all other signage expenses in addition to the above.

ARTICLE 9—ASSIGNMENT AND SUBLETTING

9.1	This Lease shall not be assigned nor shall the Demised Premises or any part thereof be sublet, licensed or otherwise permitted to be used by others without the prior written consent of Lessor, which consent may be withheld by Lessor in Lessor’s absolute discretion. Notwithstanding any such consent, Lessee shall remain primarily liable to perform all the covenants and conditions hereof, and to guarantee such performance by the assignee, subtenant, licensees or other party unless Lessee shall have been expressly released therefrom by Lessor in writing.

ARTICLE 10—EMINENT DOMAIN

10.1	If not more than ten percent (10%) of the Demised Premises, or not more than twenty-five percent (25%) of the parking area, shall be taken under the power of eminent domain, then the term of this Lease shall cease only as to the part so taken from the date possession shall be taken for any public purpose, and the fixed rent shall be paid up to that date. If in such event any part of the Demised Premises is taken, Lessor shall, at its cost and expense, rebuild, repair and restore as rapidly as possible the remaining portion of the Demised Premises and improvements to as nearly as possible their condition immediately prior to such taking. From the date of the vesting of title in such condemnation proceedings to the date of completion of the repairs and restoration of the Demised Premises, there shall be an abatement of the annual fixed rent, except for the portion of the Demised Premises, if any, that Lessee in its discretion shall determine to be usable for its business. The repairs and restoration shall be deemed completed within the premises are again ready for tenancy, occupancy and use of the Demised Premises. After the repairs and restoration have been completed following the partial taking, the annual fixed rent for the unexpired term of the Lease shall be reduced by that proportion which the area so taken shall bear to the entire area of the Demised Premises immediately prior to such taking. Notwithstanding the foregoing, in the event Lessee’s business shall be damaged as a results of such taking, Lessee shall have the right to terminate this Lease, after the end of the fourth (4th) month but prior to the end of the seventh (7th) month following said taking, without further liability, upon giving sixty (60) days’ written notice to Lessor, provided said notice is served on Lessor prior to the end of said seventh (7th) month following said taking.

10.2	If more than ten percent (10%) of the Demised Premises, or more than twenty-five percent (25%) of the parking area, shall be taken under the power of eminent domain, then from that date Lessee shall have the right either to terminate this Lease as of the date possession of the part condemned is so taken, by giving written notice to Lessor within thirty (30) days after such date, or to continue in possession of the Demised under all of the terms, covenants and conditions of this Lease, except that the fixed rent shall be proportionately and equitably reduced by that proportion which the area so taken shall bear to the entire area of the Demised Premises immediately prior to such taking.

10.3.	All damages awarded for such taking shall belong to and be the property of Lessor, whether such damages shall be awarded as compensation for diminution in the value of the Leasehold or to the fee of the Demised Premises. For the purposes of this paragraph, acquisition of all or a part of the Demised Premises by governmental or quasi-governmental authority by means of voluntary negotiations or contracts shall be deemed to be acquisition by the exercise of the power of eminent domain. Notwithstanding the foregoing, Lessee shall be entitled to appear and claim, prove and receive in said condemnation proceedings an award that represents the then value of installments made by Lessee in the Demised Premises at Lessee’s expense and for Lessee’s trade fixtures.

ARTICLE 11-QUIET ENJOYMENT

11.1.	Lessor covenants and agrees that if Lessee shall pay and otherwise perform and do all of the things and matters herein provided for to be done by Lessee that lessee shall peaceably and quietly have, hold, possess, use, occupy and enjoy the said Demised Premises during the term of this Lease.

ARTICLE 12-DEFAULTS BY LESSEE

12.1	Time is of the essence with regard to the performance of Lessee’s obligations under this Lease. Any of the following constitutes a default of this Lease by Lessee:

(a). Failure to pay any installment of Base Rent, item of additional rent or other charge payable under this Lease on the applicable payment date.

(b). Failure to cure any other default of Lessee’s obligations under this Lease for a period of ten (10) days after written notice specifying the nature of the default shall have been mailed to Lessee.

(c). Vacation or abandonment of the Demised Premises.

(d) If Lessee shall become bankrupt or insolvent, or files any debtor proceedings, or take or have taken against Lessee in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee’s property, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into such arrangement.

12.2.	Upon Lessee’s default and expiration of any applicable grace period, Lessor may, at Lessors’s option, take any one or more of the following actions without further notice or demand:

(a) Declare all rent and other charges for the entire remaining portion of the Lease term immediately due and payable.

(b) Brings an action against Lessee to collect all Base Rent and other sums due and owing Lessor, or to enforce any other term or provision of this Lease.

(c) Re-enter and remove all persons and property from the Demised Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty or trespass or becoming liable for any loss or damage which be occasioned thereby.

(d) Terminate this Lease by three (3) days’ written notice to Lessee. In the event of termination, Lessee agrees to immediately surrender possession of the Demised Premises. If Lessor terminates this Lease, Lessor may recover from Lessee all damages Lessor incurs by reason of Lessee’s default, including all Lessor’s costs, expenses and attorneys’ fees.

(e) Re-let the Demised Premises for the Lessee’s account without terminating this Lease, and make such alternations and repairs as may be necessary in order to re-let the premises, and Lessor may re-let said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Upon each such re-letting, all rentals received by Lessor from such re-letting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Lessee; second, to the payment of any costs and expenses of such re-letting including brokerage fees and attorneys’ fees and the cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such re-letting in any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

12.3.	Should Lessor at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach including the cost of recovering the Demised Premises, including reasonable attorneys’ fees, and including the worth at the time of the termination of the excess, if any, of the amount of the rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, all of which amount shall be immediately due and payable from Lessee to Lessor.

12.4.	It is expressly agreed that in the event of default by Lessee hereunder, Lessor shall have a lien upon all goods, chattels, or personal property of any description belonging to Lessee which are placed in, or become a part of, the Demised Premises, as security for rent due and to become due for the remainder of the current Lease term, which lien shall not be in lieu of or in any way affect any statutory Lessor’s lien given by law, but shall be cumulative thereto; and Lessee hereby grants to Lessor a security interest in all such personal property placed in said Demised Premises for such purposes. This shall not prevent the sale by Lessee of any merchandise in the ordinary course of business free of such lien to Lessor. In the event Lessor exercises the option to terminate the leasehold, and to reenter and relet the premises as provided in the preceding paragraph, then Lessor may take possession of all of Lessees’s property on the premises and sell the same at the public or private sale after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, for cash or on credit, or for such prices and terms as Lessor deems best, with or without having the property present at such sale. The proceeds of such sale shall be applied first to the necessary and proper expense of removing , storing, and selling such property.

12.5.	It is agreed that the various rights, power, options, elections, appointments, and remedies of Lessor contained in this Lease shall be construed as cumulative and no one of them is exclusive of the other or exclusive of any rights or priorities allowed by law.

12.6.	To secure Lessor’s right to be paid in full any and all amounts owed by Lessee to Lessor under this Agreement during the terms hereof, Lessee shall execute a UCC-1 Financing Statement to give Lessor a perfected lien against the assets of Lessee that can be pledged under the Uniform Commercial Code. Lessee agrees to execute such Security Agreement or other documentation as may be reasonably requested by Lessor from time to time.

ARTICLE 13—SURRENDER

13.1.

At the termination of the this Lease by lapse of time or otherwise, or the taking of possession of the Demised Premises pursuant to Article 15 hereof, Lessee shall return the Demised Premises in as good condition as at the commencement of the terms, acts of God, caused beyond the control of parties, ordinary wear and tear only expected, failing which Lessor may restore the Demised Premises to such condition and Lessee shall pay the cost of such restoration upon demand as much additional rental.

13.2.	If Lessee retains possession of any or all of the Demised Premise beyond the expiration date of this Lease, then Lessee shall pay to Lessor as liquidated damages, a sum equal to one and one-half times the monthly rental provided in this Lease for the period of time that Lessee shall retain possession of the Demised Premises or any part thereof after the expiration date of the Lease

ARTICLE 14—WAIVER OF BREACH

14	It is agreed by the parties hereto that no waiver of a breach of the terms, covenants and conditions of this Lease shall be construed as a waiver of any succeeding breach of this same or any other terms, covenant or condition.
15

ARTICLE 15—MORTGAGE SUBORDINATION AND ESTOPPEL CERTIFICATE

15.1	It is agreed that this Lease shall be subjected and subordinate to any mortgage now upon the Demised Premises any mortgage hereafter placed upon the Demised Premises. Lessee agrees to execute any and all instruments in writing, which may be requested by Lessor and/or mortgage to subordinate Lessee’s rights required by this Lease to the lien of any such mortgage.

15.2	At any time and from time to time, Lessee agrees, upon request in writing from Lessor, to execute and deliver to Lessor, for the benefit of such persons as Lessor names in such request, a statement in writing and in form of and substance satisfactory to Lessor, certifying, to the extent Lessee truthfully can, to such of the following information as Lessor shall request:

(a)	All work has been completed and the work and the premises are accepted as satisfactory;

(b)	Lessee is in full and complete possession, stating the date on the which rent commenced to accrue and the date to which it is paid (which should be not more than one (1) month in advance and not in default);

(c)	The lease (identify as to Lessor, Lessee, and date) is in full force and effect and has not been amended, modified or superseded;

(d)	Lessee has received no notice of any sale, transfer, pledge, or assignment of the Lease or of the rentals by Lessor (excepting assignment of mortgage);

(e)	Lessee has not advanced any amounts to or on behalf of Lessor under the Lease, for which advance it has not been reimbursed;

(f)	Lessee understands that the Lease has been collaterally assigned to the mortgage as security for a loan to Lessor and that rent may not be prepaid nor the Lease amended

ARTICLE 16—NOTICES

16.1	All notices, demands and requests hereunder shall be in writing and given by United States certified mail or by messenger delivery, in the case of Lessor to:

2595 Tampa Road, L.L.C.

and in case of Lessee to:

16.2	Each party from time to time may change its address for purposes of notice under this article by giving to the other party written notice of such change of address. Any notice, demand or request given by United States registered or certified mail, as provided herein, shall be deemed served on the date it is deposited in the United States mail properly addressed and with postage fully prepaid.

ARTICLE 17—FIXTURES

17.1	Lessee may install and operate in and upon the Demised Premises such fixtures and equipment as Lessee shall deem necessary; provided, however, that all laws, rules and regulations of governmental bodies with respect thereto shall be fully complied with by Lessee. Upon the expiration of this Lease. All such attachments shall become the property of the Lessor.

17.2	The term “fixtures” shall not include “building equipment,” or “building fixtures” which Lessee agrees shall become the property of Lessor without any compensation whatever at the termination of this Lease or at the termination of any extension or renewal thereof and shall remain the Demised Premises. Carpeting affixed to the floor of the Demised Premises shall be considered building fixtures and shall remain at the termination of this Lease.

ARTICLE 18—RULES AND REGULATIONS

18.1	Lessee and its employees shall at all times observe, perform and abide by all the rules and regulations as may be hereafter adopted by Lessor on a reasonable basis.

ARTICLE 19—MISCELLANEOUS

19.1	Whenever required by the context, the use of the words “term of this Lease” or any variation thereof shall be deemed to include any extension or renewal of this Lease, and the singular shall be deemed to include the plural and the masculine to include the feminine and neuter.

19.2	The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed or limiting in any way the scope or intent of the provisions hereof.

19.3	If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

19.4	This Lease shall be construed and enforced in accordance with the laws of the State of Florida. The terms of this Lease shall not be construed against the drafter, and interest or penalty provision of this Lease shall not be construed or applied in any manner contrary to Florida law.

19.5	This Lease and the addenda attached hereto constitute the entire agreement between the parties and supersede all prior agreements. No waiver, modification, additions or addenda to this Lease shall be valid unless in writing and signed by both Lessor and Lessee. Further, this Lease shall not be changed, amended or modified without the prior written consent of the holder of any first mortgage on the Demised Premises. The addenda listed herein are a part of this Lease.

19.6	This Lease and all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties hereto, except that no person, firm, corporation nor court officer holding under or through Lessee in violation of any of the terms, provisions or conditions of this Lease, shall have any right, interest or equity in or to this Lease, the terms of this Lease or the Demised Premises covered by this Lease.

19.7	In the event Lessor or Lessee breaches any of the terms of this Agreement whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorney’s fees so incurred by such other party.

19.8	Time is of the essence in this Agreement.

19.9	If Lessor shall convey title to the Demised Premises pursuant to a sale or exchange of property, Lessor shall not be liable to Lessee or any immediate or remote assignee or successor of Lessee to any act or omission from and after such conveyance.

19.10	Lessee agrees to follow any and all rules or regulations reasonably promulgated by Lessor with respect to handling and management of any hazardous waste or other materials on the property, and Lessee further agrees to comply with all applicable local, state and federal laws, rules and regulations with respect to hazardous waste and related matters. Lessee shall indemnify, protect and save Lessor harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgment, suits, proceedings, costs, disbursements or expenses (including, but not limited to, attorneys’ and experts’ fees, and costs of clean up or removal) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against Lessor and arising from or out of any hazardous materials on, in, under, or affecting the Demised Premises.

19.11	Lessee shall not record this Lease or a memorandum thereof without the written consent of Lessor.

19.12	IT IS MUTUALLY AGREED BY AND BETWEEN LESSOR AND LESSEE AND THE RESPECTIVE PARTIES HERETO THAT THEY SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE AND OCCUPANCY OF THE DEMISED PREMISED AND/OR ANY CLAIM OF INJURY OR OTHER DAMAGE AND ANY STATUTORY REMEDY. It is further mutually agreed that in the event Lessor commences any summary proceeding or action for nonpayment of rent, additional rent, or other charge payable hereunder. Lessee will not impose any counterclaim of whatsoever nature in such proceeding or action, or seek to consolidate any action or proceeding with Lessor’s action. Lessor and Lessee agree that in the event of any litigation regarding this lease, its terms and enforcement of the rights and obligations of the parties hereto, the sole proper venue for any such litigation shall be in Pinellas County, Florida.

19.13	Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the country public health unit in which the Demised Premises are located.

19.14

Lessee shall pay to Lessor a late charge of 10 cents per dollar for any installment of Base Rent, any item of additional rent, or other charge payable hereunder which Lessee has failed to pay to Lessor within ten (10) days of Lessor’s demand, not as a penalty, but to help defray administrative and other expenses involved in handling delinquent payments. In the event any check given to Lessor by, or on behalf of, Lessee is returned to Lessor by its bank for insufficient funds or for any other reason or is otherwise uncollectible, Lessee shall pay to Lessor a service charge in the sum equal to the higher of (a) $20.00 for each check so returned or otherwise uncollected; or (b) five percent (5%) of the amount of the check so returned or uncollected, which service charge, if applicable and not prohibited by law, shall be in addition to, and not in substitution of, any late charge.

19.15	During the term of the lease: Drug Depot may convert one office to a Pharmacy Compounding Clean Room which may include inserting new ceiling tiles, lanolium flooring, sliding glass door and wall, and a heap filter. Upon completion of the lease, changes made to the clean room will be removed upon owner approval. (i.e. Owner may want to leave tile in room)

Drug Depot may replace existing flooring in the front lobby of the offices.

Drug Depot may increase security measures for the windows, doors and offices.

Drug Depot may paint the walls and wood trim neutral color.

Drug Depot will be able to gain full access to the building at signing of lease.

IN WITNESS WHEREOF, the undersigned have executed this Lease this Day 9/24//04

2595 Tampa Road, L.L.C., a

Florida limited liability Co.

	By:	/s/ Jawahan Taunk MD
Witness

Witness	Its: President “Lessor”

By:	Drug Depot /s/ Stephen Watters
“Lessee”